Exhibit 21

SUBSIDIARIES OF WORTHINGTON ENTERPRISES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Enterprises, Inc. as of July 1, 2026. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, LLC (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
AMTROL Water Technology, LLC	Delaware
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
AMTROL Licensing Inc	Rhode Island
GerCo Holdings, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Elgen Manufacturing Company, Inc.	Delaware
Capital Hardware Supply, LLC	Delaware
Elgen Freight, LLC	Delaware
GTI Holding Company	Delaware
General Tools & Instruments Company LLC	New York
Mannix Instruments CO., LLC	New York
PTI Distributors LLC	New York
General Tools & Instruments (Shanghai) Company, Ltd.	China
Level5 Tools, LLC	Kansas
LSI Group, LLC	Ohio
Logan Stamping, LLC	Indiana
LSI Metal Fabrication, LLC	Indiana
Building Products Development LLC	Indiana
Roof Hugger, LLC	Indiana
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
Worthington Cylinder Norway AS	Norway
Worthington Industries International S.à.r.l.	Luxembourg
Worthington Enterprises Norway AS	Norway
Ragasco AS	Norway
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries Consumer Products, LLC	Ohio
Worthington Enterprises of Canada, Inc.	Canada
Worthington Industries Engineered Cabs, Inc.	Delaware
The Worthington Steel Company (DE) (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio

Joint Ventures
Clarkwestern Dietrich Building Systems LLC (1)	Ohio
Taxi Workhorse Holdings, LLC (2)	Delaware
WH Products, LLC (3)	Delaware
Worthington Armstrong Venture (WAVE) (4)	Delaware
heiserTEC GmbH (Austria) (5)	Austria

(1) Unconsolidated joint venture with 25% owned by Worthington CDBS Holding, LLC and 75% owned by CWBS-MISA, Inc.

(2) Unconsolidated joint venture with 80% owned by AEP Taxi Workhorse Aggregator, LLC and 20% owned by Worthington Industries Engineered Cabs, Inc.

(3) Consolidated joint venture with 80% owned by Worthington Cylinder Corporation and 20% owned by Halo Products Group, LLC.

(4) Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(5) Unconsolidated joint venture, with 49% owned by Worthington Industries International S.a.r.l. (Lux) and 49% by Hexagon Composites ASA.